EXHIBIT 99-3

                      PRESS RELEASE DATED DECEMBER 4, 2003

CIROND
   MAKING WIRELESS WORK


                                                           FOR IMMEDIATE RELEASE

                                                       Contact: Geof Wheelwright
                                                Corporate Communications Manager
                                                              Cirond Corporation
                                                             Tel: (866) 824-7662










              CIROND ANNOUNCES AIRPATROL FOR MOBILE AND ENTERPRISE

    NEW LOCATION-BASED ROGUE ACCESS POINT DETECTION SOLUTION HELPS BUSINESSES
        CONTROL HOW AND WHEN 802.11-BASED WIRELESS NETWORKS ARE DEPLOYED

SAN JOSE, CALIFORNIA - (DECEMBER 4, 2003) - Cirond Corporation (OTCBB: CROO.ob) today announced the development of AirPatrol, a new wireless security tool for businesses that will allow them to gain better control of how and when wireless networks are deployed in their organizations.

"Network administrators, in particular, are faced with the challenge of meeting the demands by users to have 802.11-based wireless networks in their organizations, yet still meet the concerns of senior management about how network security will be maintained in a wireless network environment," said Cirond President and CEO Nicholas Miller. "The problem is that some users are not content to wait until their IT departments have developed an implementation plan for wireless - and may they go out and buy a $100 access point from a retail store and effectively 'blow a hole' in the security of the network. With AirPatrol, we will give businesses an effective tool for meeting that challenge by allowing them to easily find these 'rogue' access points."

Cirond AirPatrol can be deployed in environments where wireless networks are not yet implemented to instantly detect and locate unauthorized, wireless access points that compromise the security of a wired network. It is able to detect rogue access points using cost-effective, off-the-shelf, wireless bridge devices as sensors - such as the $97 NetGear ME 101. The sensors are constantly "on the hunt" for access point signals and, if they find any, will report them back to the AirPatrol console, with details of the access point name, MAC address - and where it is.

AirPatrol will come in two editions. The first - AirPatrol - is a $1495 solution designed to run from the wired side of the network. When it detects a rogue access point, it uses Cirond's unique, location-based MapView technology to allows network administrators to instantly see where the rogue access point is. The second, AirPatrol Mobile - is a $995 mobile edition of the solution designed to be run from a WiFi enabled Tablet PC or notebook computer, and operates stand-alone without the requirement for any additional network equipment.

Businesses that have already have a wireless network - or which are in the process of deploying one - should use Cirond's new WiNc Manager 2.0, which also includes the AirPatrol technology for rogue access point detection. Mobile AirPatrol and Enterprise AirPatrol will be available in the first quarter of 2004.

                                                                   .........../2

CIROND CORPORATION ANNOUNCES AIRPATROL                                     PAGE2



SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 FOR CIROND CORPORATION
Forward looking statements as set forth in this press release are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by or on behalf of the Company. The Company disclaims any obligation to update forward looking statements. These statements are subject to risks and uncertainties, including without limitation, the price/performance requirements of customers, the ability to sell products incorporating the technology, the impact and pricing of competing technologies, the introduction of alternative technological solutions, and other risks detailed from time-to-time in Cirond's SEC filings and reports.

ABOUT CIROND

SAN JOSE, CALIFORNIA-BASED CIROND CORPORATION IS DEDICATED TO MAKING 802.11-BASED WIRELESS NETWORKS EASIER TO INSTALL AND WORK MORE EFFECTIVELY FOR CORPORATIONS, SMALL BUSINESSES, PROFESSIONALS AND CONSUMERS. CIROND PRODUCTS INCLUDE AIRPATROL, WINC MANAGER 2.0, POCKETWINC (FOR USE ON POCKET PC-BASED HANDHELD COMPUTERS) AND WINC 2.0 (DESIGNED FOR ALL VERSIONS OF WINDOWS FROM WINDOWS 98 SECOND EDITION TO WINDOWS XP). CIROND PRODUCTS ARE AVAILABLE DIRECTLY THROUGH THE COMPANY'S WEB SITE AT HTTP://WWW.CIROND.COM OR THROUGH ITS NETWORK OF VALUE ADDED RESELLERS. CIROND: MAKING WIRELESS WORK.

                                       ###